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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Hudson Technologies, Inc.
Hillburn, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 13, 1996, relating to the consolidated financial statements of Hudson Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                        BDO SEIDMAN, LLP


Valhalla, New York
December 2, 1996